EXHIBIT 10.1

                          RESTRICTED STOCK GRANT AND
                        EXECUTIVE DEFERRED COMPENSATION
                                   AGREEMENT

             This Agreement is between Texas Meridian Resources Corporation, a Texas corporation (the "Company"), and Joseph A. Reeves, Jr. (the "Employee");

            WHEREAS, the Company has heretofore adopted the Texas Meridian Resources Corporation Long-Term Incentive Plan (the "Plan"), which provides for, among other things, the granting of Restricted Stock (as defined in the Plan) to eligible employees of the Company and its subsidiaries; and

            WHEREAS, pursuant to the terms of the Plan, the Compensation Committee of the Company, as administrative committee of the Plan (the "Committee"), has determined to make various grants of Restricted Stock to the Employee under the Plan subject to the terms and conditions set forth in this Agreement, including the election by the Employee to make certain deferrals of Compensation (as defined herein) in accordance with the terms of this Agreement;

            NOW, THEREFORE, the Employee and the Company hereby agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

           1.1 "ACCOUNT" means a ledger account pertaining to the Employee which reflects the amount of deferred compensation due the Employee. The Company may establish the following Accounts and any additional Accounts that the Committee considers necessary.

              (a) Deferral Account - The Employee's deferral, if any, between 1% and 100% of his Compensation.

              (b) Company Match Account - The Company Match of the Employee's Deferral, if any.

             1.2 BENEFICIARY. "Beneficiary" means a person or entity designated by the Employee under the terms of Section 6.1 of this Agreement to receive any amounts distributed under the Plan upon the death of the Employee.

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             1.3 BOARD OF DIRECTORS. "Board of Directors" means the Board of
Directors of Texas Meridian Resources Corporation.

             1.4 CHANGE OF CONTROL. "Change of Control" shall have the meaning assigned to it in the Plan.

             1.5 CODE. "Code" means the Internal Revenue Code of 1986, as amended from time to time.

             1.6 COMMON STOCK. "Common Stock" shall have the meaning assigned to it in the Plan.

             1.7 COMPANY. "Company" means Texas Meridian Resources Corporation, and, in the context of Deferrals of Compensation, Company Matches, establishment and maintenance of accounts, obligations under Article X and employment matters, any Subsidiary employing the Employee.

             1.8 COMPANY MATCH. "Company Match" means the match which the Company accrues with respect to the amount deferred during a Deferral Year by an Employee under this Agreement.

             1.9 COMPENSATION. "Compensation" means the Employee's (a) cash compensation reported on Form W-2 by the Company during the Deferral Year plus
(b) amounts deferred under this Agreement, and any eligible cash or deferred arrangement under Sections 401(k) and Section 125 of the Code.

             1.10 COMMITTEE. "Committee" shall have the meaning assigned to it in the Plan.

             1.11 DEFERRAL. "Deferral" means the amount of Compensation deferred under a deferral election made by the Employee under Section 3.1.

             1.12 DEFERRAL YEAR. "Deferral Year" means a one year period which coincides with the calendar year.

             1.13 DEFERRED COMPENSATION LEDGER. "Deferred Compensation Ledger" means the ledger maintained by the Committee for each Employee which reflects the amount of Compensation deferred by the Employee under this Agreement, and the Company Match provided under this Agreement stated in the amount of non-monetary units of Common Stock.

             1.14 DISABILITY. "Disability" means a physical or mental condition that prevents the Employee from earning a reasonable livelihood with any Company and which was not the result of having engaged in a felonious criminal enterprise, alcoholism,

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addiction to narcotics or service in the U.S. Armed Forces. The Committee's determination of the Employee's Disability shall be in its sole discretion and shall be final.

             1.15 EMPLOYEE. "Employee" means an employee of a Company who is designated by the Committee as eligible for, and is participating in, the Plan.

             1.16 PLAN. "Plan" means the Company's 1995 Long-Term Incentive Plan, as amended from time to time.

             1.17 RETIREMENT. "Retirement" means the retirement of the Employee from any Company and employing Subsidiary of the Company on or after attaining age 60 under the Company's retirement policy.

             1.18 SECURITIES ACT. "Securities Act" means the Securities Exchange Act of 1934, as amended from time to time.

             1.19 SUBSIDIARY. "Subsidiary" means any majority owned subsidiary of TMRC.

                                   ARTICLE II

                            GRANTS AND PARTICIPATION

             2.01 RESTRICTED STOCK GRANTS. Subject to the terms and conditions of this Agreement and the Plan, the Employee is hereby granted an award of 125,000 shares of Restricted Stock, which shall be issued and vest and be distributed to the Employee in accordance with this Article II and Articles V and VI hereof. Such shares shall be used in connection with Deferrals and Company Matches for Deferrals in 1996 and thereafter. Additional awards of Restricted Stock may be made by the Company from time to time to the Employee upon notice to the Employee to satisfy future Deferrals and Company Matches. Any such future grants shall be subject to approval of the Committee and the Employee acknowledges that the Company shall have no obligation to provide any future grants of Restricted Stock to him.

             2.02 PARTICIPATION. The Employee shall be entitled to make Deferrals of Compensation under this Agreement in accordance with the terms of this Agreement until such time as the Company shall have advised the Employee that he may no longer make such Deferrals or until such time as the total number of shares of Restricted Stock granted to the Employee pursuant to this Agreement shall have been fully allocated for distribution pursuant to this Agreement, whichever occurs first; provided, however, that if the termination of such participation is the result of the total number of shares of Restricted Stock granted to the Employee pursuant to this Agreement having been fully

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allocated, the Employee's Deferral shall only be considered to be suspended until such time as the Employee shall have received an additional grant of Restricted Stock pursuant to this Agreement. If the Employee is notified that he will no longer be entitled to make Deferrals under this Agreement but he otherwise remains in the employ of the Company or one or more of its Subsidiaries, the Employee will continue to retain the balance in his Accounts under the terms of this Agreement, but will not be entitled to make any additional Deferrals under Section 3.1 of this Agreement or receive any additional allocations to his Account under Section 4.3.

             2.03   PLAN VESTING.

              (a) For purposes of Section 3.1(b) of the Plan, the shares of Restricted Stock subject to grant hereunder shall not be considered vested until the date of distribution under Article VI hereof in accordance with this Agreement. Notwithstanding the absence of such vesting, the provisions of
Section 3.1(b) of the Plan providing for the forfeiture of shares of Restricted Stock that have not vested as of the date of termination of employment of the Employee or the satisfaction of other conditions to vesting of Restricted Stock prior to such termination of employment shall not apply. Rather, the provisions with respect to forfeiture and distribution of the Restricted Stock provided for in this Agreement shall apply in lieu of such provisions as permitted by Section 3.1(b) of the Plan.

              (b) The shares of Restricted Stock subject to grant hereunder shall vest only at such time as such shares of Restricted Stock are required to be distributed in accordance with the provisions of Article VI of this Agreement. Upon issuance of the shares of Restricted Stock to be issued pursuant to Article VI hereof, such shares shall be restricted for a period of five days after issuance and thereafter be deemed fully vested without restriction. Prior to the removal of such restrictions, the Employee shall be entitled to vote and receive dividends and other distributions with respect to the Restricted Stock issued to him, with the only restriction applicable to such shares being a restriction on transfer. Once the shares of Restricted Stock have been issued pursuant to Article VI of this Agreement, such shares of Restricted Stock shall not be subject to forfeiture.

             2.04 ACCELERATION OF VESTING. The provisions of Section 3.1(c) of the Plan providing for the acceleration of vesting of Restricted Stock upon the Change of Control of the Company shall not apply and the provisions contained in
Article V hereof with respect to the vesting of the Company Match following a Change of Control shall apply in lieu thereof. As a result, no vesting of the shares of Restricted Stock issuable upon a Distribution hereunder shall occur upon a Change of Control. Accordingly, in the event of a Change of Control, (i) the only acceleration of vesting that will occur will relate to the Company Match and (ii) the shares of Restricted Stock issuable upon distribution will continue to remain unvested until such time as such shares of Restricted Stock are required to be issued pursuant to the distribution provisions hereunder.

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             2.05 LIMITATION ON SHARES. No shares of Restricted Stock subject to grant under this Agreement shall be issued to the Employee until such shares are required to be distributed pursuant to Article VI of this Agreement. Prior to the actual issuance of the shares of Restricted Stock subject to grant under this Agreement, the Employee shall not be entitled to vote or exercise any rights of ownership with respect to such shares of Restricted Stock.

             2.06 LIMITATION ON DEFERRALS. No deferrals of Compensation shall be made from and after the date on which there shall have been credited to the Account of the Employee a number of non-monetary units equal to the number of shares of Restricted Stock granted to the Employee hereunder.

                                   ARTICLE III

                         DEFERRALS AND BENEFIT ACCRUALS

             3.1 DEFERRAL ELECTION. (a) Within 30 days after the date hereof, the Employee may elect for the Deferral Years ending December 31, 1996, and December 31, 1997, the amount, if any, of his Compensation to be earned during the remainder of 1996 and in 1997 that is to be deferred under this Agreement. The election may state a percentage of Compensation to be deferred or, in the alternative, may designate a specific amount of Compensation to be deferred. For Deferral Years subsequent to 1997, the Employee shall be required to make his election as to the Compensation to be deferred under this Agreement for such years not later than June 30 of the immediately preceding Deferral Year. The Employee may defer a minimum of 1% but not more than 100% of his Compensation for the Deferral Year. Once an election has been made as to the amount to be deferred for any Deferral Year, it shall be irrevocable for such Deferral Year. The election to defer Compensation shall be effective only upon the timely receipt by the Company of the Employee's deferral election on such form as provided by the Committee from time to time.

              (b) If the Company does not receive a properly completed election form on or prior to the date required for such election in this Section 3.1 with respect to the Deferral Year to which the election applies which either revokes or modifies the Employee's prior election, the Employee's prior election shall remain in effect for the ensuing Deferral Year.

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             3.2 COMPANY MATCH ACCRUAL. If the Employee elects to defer a portion of his Compensation under this Agreement, the Company shall make an additional deferral in the form of a Company Match. The Committee may upon notice to the Employee reduce the percentage of the Company Match provided herein; provided, however, that such reduction shall not affect any Deferrals prior to notice of such modification. In the event the Company reduces the percentage of the Company Match, the Employee shall be entitled to revoke his election for future Deferrals within 30 days after such notice. Failure to revoke such election shall result in the prior election of the Employee for Deferrals remaining in effect notwithstanding the modification to the percentage used for the Company Match the Deferral for the Deferral Year for which the Employee made such an election. Until changed by the Committee the Company Match shallbe 100% of the amount of the Deferral.

                                   ARTICLE IV

                                     ACCOUNT

             4.1 ESTABLISHING THE EMPLOYEE'S ACCOUNT. The Company shall establish an Account for each Employee in a special Deferred Compensation Ledger which shall be maintained by the Company. The Account shall reflect the amount of the Company's obligation to the Employee at any given time.

             4.2 DEFERRAL ACCOUNT. The amount deferred by the Employee, if any, shall be allocated to the Employee's Deferral Account as of the last day of each month in which the Employee would have received the amount deferred but for his election to defer.

             4.3 COMPANY MATCH ACCOUNT. The Company Match shall be allocated to the Employee's Company Match Account coincident with the allocation of the Employee's Deferral to the Employee's Deferral Account.

             4.4 GAUGE FOR DETERMINING BENEFITS. The Deferral and Company Match described in Sections 4.2, and 4.3, when allocated to the respective Accounts of the Employee in the Deferred Compensation Ledger, shall be in non-monetary units equal to the number of whole shares of Common Stock which could have been purchased at a price equal to the closing sale price of a share of Common Stock at June 28, 1996, for the Deferral Year ending December 31, 1996, and at the last trading day of the immediately preceding year for each subsequent Deferral Year as reported by the principal national securities exchange on which the Common Stock is then listed, if the Common Stock is listed on a national securities exchange, or the average of the bid and asked price of a share of Common Stock on such dates as reported in the NASDAQ listing if the Common Stock is not then listed on a national securities exchange, provided that if no such closing price or quotes are so reported on such dates or if, in the discretion of the Committee, another means of determining the fair market value of the Common Stock on such dates

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shall be necessary and advisable, the Committee may provide for another means of determining such value. The value of each unit allocated to an Account and therefore the ultimate value of the deferred compensation payable to the Employee will increase or decrease in proportion to the change in the value of a share of Common Stock between the date of the initial allocation of a unit and the date that the unit is valued for distribution under Article VI of this Agreement.

                                    ARTICLE V

                 VESTING OF DEFERRALS AND COMPANY MATCH ACCOUNT

             5.1 DEFERRALS. All Deferrals by the Employee shall be 100% vested at all times. Any increase in the Deferral as a result of the rise in the value of the non-monetary units after the Deferral has been initially allocated will likewise be 100% vested.

             5.2 COMPANY MATCH. The Company Match credited to the Employee's Account, together with any increase in the accruals as a result of the rise in the value of the non-monetary units after they have been initially allocated, shall be 100% vested on the Employee's Retirement, death or Disability while employed with the Company, except for the events of forfeiture described in
Section 6.5. In addition, the Company Match credited to the Employee's Account, together with any increase in the accruals as a result of the rise in the value of the non-monetary units after they have been initially allocated, shall, subject to provisions set forth below, vest at the rate set out in the vesting schedule below, except for events of forfeiture described in Section 6.5 and upon termination of this Agreement as provided in Section 9.3.

                                                       Percentage of
              Completed Years of                        Company Match
           SERVICE WITH THE COMPANY                  AND INCREASE VESTED

           Less than one year....................................0%
           One but less than two................................20%
           Two but less than three..............................40%
           Three but less than four.............................60%
           Four but less than five..............................80%
           Five or more........................................100%

; provided, however, the Company Match provided in respect of any Deferral shall not be vested until such time as the Employee shall have completed at least one year of service with the Company or one or more of its Subsidiaries from the date on which such Deferral is made. In the event there shall occur a Change of Control, or a termination of the Employee's employment by the Company without cause, the Employee shall be

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considered 100% vested in the Company Match credited to his Account notwithstanding the foregoing restrictions on vesting.

                                   ARTICLE VI

                                  DISTRIBUTIONS

             6.1    DEATH.

              (a) Upon the death of the Employee, the Employee's Beneficiary or Beneficiaries shall receive the value of the amounts credited to the Employee's Accounts in the Deferred Compensation Ledger determined under Section 6.7 in Common Stock. Distribution shall be made within 60 days after the Employee's death.

              (b) Contemporaneous with the execution of this Agreement, the Employee has provided to the Company a designation of one or more Beneficiaries to whom distributions otherwise due the Employee shall be made in the event of his death prior to the distribution of the amount credited to his Accounts in the Deferred Compensation Ledger. The Employee may from time to time revoke or change any designation of Beneficiary by filing another approved Beneficiary designation form with the Committee.

              (c) If there is no valid designation of Beneficiary on file with the Committee at the time of the Employee's death, or if all of the Beneficiaries designated in the last Beneficiary designation have predeceased the Employee or otherwise ceased to exist, the Beneficiary will be the Employee's spouse, if the spouse survives the Employee, or otherwise the Employee's estate.

              (d) Any Beneficiary designation which designates any person or entity other than the Employee's spouse must be consented to in writing by the spouse in a form acceptable to the Committee in order to be effective.

             6.2 DISABILITY. Upon the disability of the Employee, the Employee shall receive the value of the amounts credited to the Employee's Accounts in the Deferred Compensation Ledger determined under Section 6.7 in Common Stock. Distribution shall be made within 60 days after the Employee becomes disabled.

             6.3 RETIREMENT. Upon the Retirement of the Employee on or after attaining age 60, the Employee shall receive the value of the amounts credited to his Accounts in the Deferred Compensation Ledger determined under Section 6.7 in Common Stock. Distribution shall be made within 60 days after the Employee's Retirement.

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             6.4 TERMINATION PRIOR TO DEATH, DISABILITY OR RETIREMENT. Upon the
Employee's termination, including voluntary resignation, from the employ of all Companies prior to death, Disability or Retirement, the Employee shall receive the portion of the amount credited to his Accounts in the Deferred Compensation Ledger, determined under Section 6.7, which is vested under Sections 5.1 and 5.2 in Common Stock. Distribution shall be made within 60 days after the Employee's termination. Any amounts not then vested shall be forfeited.

             6.5 FORFEITURE FOR CAUSE. If the Employee is discharged from the Company or any employing Subsidiary and the Committee determines that the Employee was discharged for reasons involving fraud, embezzlement, theft, commission of a felony, proven dishonesty in the course of his employment by the Company or any employing Subsidiary which damaged the Company or any employing Subsidiary, or for disclosing trade secrets of the Company or any employing Subsidiary, the entire amount credited to his Company Match Account in the Deferred Compensation Ledger shall be forfeited even though it may have been previously vested under Section 5.2. The decision of the Committee as to the cause of a former Employee's discharge and the damage done to the Company or any employing Subsidiary shall be final absent fraud or manifest error.

             6.6 RESPONSIBILITY FOR DISTRIBUTIONS AND WITHHOLDING OF TAXES. The Company or employing Subsidiary will calculate the deductions from the amount of the benefit paid under this Agreement for any taxes required to be withheld by federal, state or local government and will cause them to be withheld and paid to the appropriate authority.

             6.7 DISTRIBUTION DETERMINATION DATE. For purposes of all distributions of Common Stock described in this Article VI, the determination date shall be the date of the actual distribution of the Common Stock to the Employee or his beneficiary, and the number of shares issued shall be equal to the vested non-monetary units allocated to the Employee's Accounts. The actual distribution shall be deemed to occur when the Company instructs the transfer agent to transfer a specified number of shares to the participant or his Beneficiary.

                                   ARTICLE VII

                                 ADMINISTRATION

             7.1 COMMITTEE. The Committee shall administer the provisions of this Agreement in accordance with the terms of the Plan.

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             7.2 ANNUAL STATEMENTS. The Company shall deliver to the Employee an annual statement as soon as administratively feasible after the conclusion of each Deferral Year containing a statement of the Employee's Accounts in the Deferred Compensation Ledger through the end of that Deferral Year. The statement shall include a report of the Employee Deferral Account and Company Match Account and the number of units allocated to the Accounts for that Deferral Year.

                                  ARTICLE VIII

                                  SUBSIDIARIES

              To the extent any Compensation that is to be Deferred under this Agreement is payable by a Subsidiary of the Company, the Company and the Subsidiary shall take appropriate action to provide for an allocation of the Deferral between the Company and the Subsidiary. In such event, the obligation to make distributions in respect of Compensation that is Deferred shall be primarily that of the employing entity; provided, however, that the Company shall be responsible for issuing the shares of Restricted Stock to the Employee in satisfaction of any obligation of its subsidiaries. Any participating Subsidiary shall be deemed a party to this Agreement.

                                   ARTICLE IX

                          AMENDMENT AND/OR TERMINATION

             9.1 TERMINATION OF PARTICIPATION. The right of the Employee to make Deferrals pursuant to this Agreement may be terminated at any time upon notice by the Company to the Employee.

             9.2 NO RETROACTIVE EFFECT ON AWARDED BENEFITS. No termination of the Employee's right to defer Compensation hereunder shall affect the rights of the Employee to the amounts and/or units then standing to his credit in his Accounts in the Deferred Compensation Ledger. However, the Board of Directors shall retain the right at any time to change in any manner the method of calculating all amounts deferred by the Employee and all amounts matched by the Company and the gauge to be used to determine future increases or decreases in amounts accrued or deferred upon notice to the Employee of such change.

             9.3 EFFECT OF TERMINATION. The Board of Directors of the Company may terminate this Agreement at any time by written notice to the Employee. If this Agreement is terminated, all amounts deferred by Employees and matched by the Company and credited to the Employee's Accounts shall immediately vest as if the Employee were entitled to and did retire on the date this Agreement is terminated.

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Distribution would then commence in accordance with Section 6.3. However, the forfeiture provisions of Section 6.5 would continue to apply until the actual date of distribution.

                                    ARTICLE X

                                     PAYMENT

             10.1 PAYMENTS UNDER THIS AGREEMENT ARE THE OBLIGATION OF THE COMPANY. The Company shall be primarily liable for all benefits due the Employees under this Agreement.

            10.2 EMPLOYEES MUST RELY ONLY ON GENERAL CREDIT OF THE COMPANY. It is also specifically recognized by both the Company and the Employees that this Agreement is only a general corporate commitment and that the Employee must rely upon the general credit of the Company for the fulfillment of its obligations under this Agreement. Under all circumstances the rights of Employees to any asset held by the Company shall be no greater than the rights expressed in this agreement. Nothing contained in this Agreement shall constitute a guarantee by the Company that the assets of the Company will be sufficient to pay any benefits under this Agreement or would place the Employee in a secured position ahead of general creditors and judgment creditors of the Company. This Agreement shall not create any lien, claim, encumbrance, right, title or other interest of any kind in the Employee in any asset held by the Company, contributed to any trust created, or otherwise be designated to be used for payment of any of its obligations created in this agreement. No specific assets of the Company have been or will be set aside, or will be transferred to a trust or will be pledged for the performance of the Company's obligations under this Agreement which would remove those assets from being subject to the general creditors and judgment creditors of the Company.

                                   ARTICLE XI

                                  MISCELLANEOUS

            11.1 LIMITATION OF RIGHTS. Nothing in this Agreement will be construed:

            (a) to give the Employee any right with respect to the Deferral or the Company Match accrued except in accordance with the terms of this Agreement;

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            (b)   to limit in any way the right of the Company to
      terminate the Employee's employment with the Company at any time;

            (c) to evidence any agreement or understanding, expressed or implied, that the Company will employ the Employee in any particular position or for any particular remuneration; or

            (d) to give the Employee or any other person claiming through him any interest or right under this Agreement other than that of any unsecured general creditor of the Company.

            11.2 DISTRIBUTIONS TO INCOMPETENTS OR MINORS. Should the Employee become incompetent or should the Employee designate a Beneficiary entitled to a distribution who is a minor or incompetent, the Committee is authorized to pay the amounts due to the parent of the minor or to the guardian of the minor or incompetent or directly to the minor or to apply those amounts for the benefit of the minor or incompetent in any manner the Committee determines in its sole discretion.

            11.3 NONALIENATION OF BENEFITS. No right or benefit provided in this Agreement may be transferable by the Employee except, upon his death, to a named Beneficiary as provided in this Agreement. No right or benefit under this Agreement shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit under this Agreement shall in any manner be liable for or subject to any debts, contracts, liabilities or torts of the person entitled to such benefits. If the Employee or any Beneficiary becomes bankrupt or attempts to anticipate, alienate, sell, assign, pledge, encumber or charge any right or benefit under this Agreement, that right or benefit shall, in the discretion of the Committee, cease. In that event, the Committee may have the Company hold or apply the right or benefit or any part of it to the benefit of the Employee or Beneficiary, his or her spouse, children or other dependents or any of them in any manner and in any proportion the Committee believes to be proper in its sole and absolute discretion, but is not required to do so.

            11.4 RELIANCE UPON INFORMATION. The Committee shall not be liable for any decision or action taken in good faith in connection with the administration of this Agreement. Without limiting the generality of the foregoing, any decision or action taken by the Committee when it relies upon information supplied it by any officer of the Company, the Company's legal counsel, the Company's independent accountants or other advisors in connection with the administration of this Agreement shall be deemed to have been taken in good faith.

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            11.5 SEVERABILITY. If any term, provision, covenant or condition of this Agreement is held to be invalid, void or otherwise unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

            11.6 NOTICE. Any notice or filing required or permitted to be given to the Committee or the Employee shall be sufficient if in writing and hand delivered or sent by U.S. mail to the principal office of the Company or to the residential mailing address of the Employee. Notice shall be deemed to be given as of the date of hand delivery or if delivery is by mail, as of the date shown on the postmark.

            11.7 GENDER AND NUMBER. If the context requires it, words of one gender when used in this Agreement will include the other genders, and words used in the singular or plural will include the other.

            11.8 GOVERNING LAW; PLAN APPLICATION. This Agreement will be construed, administered and governed in all respects by the laws of the State of Texas. This Agreement is subject to the terms and provisions of the Plan. Except to the extent inconsistent with the terms hereof, the general terms of the Plan shall apply to the Restructured Stock grants provided herein.

             11.9 EFFECTIVE DATE. This Agreement will be operative and effective on July 31, 1996.

              IN WITNESS WHEREOF, the Company has executed this document on this 31 st day of July 1996.

                                       TEXAS MERIDIAN RESOURCES CORPORATION

                                       By:  MICHAEL J. MAYELL

                                             Its: PRESIDENT

                                           JOSEPH A. REEVES, JR.
                                               (Employee)

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